

China Precision Steel, Inc.

Corporate Presentation

January 2007

Safe Harbor Statement

- ***Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this presentation that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as industry cyclicality and over capacity, increased price of raw materials, increased cost related to environmental compliance, ability to compete with international steel companies, regulatory changes in China and the U.S., and other information detailed from time to time in the China Precision Steel filings and future filings with the United States Securities and Exchange Commission.***

- ***The forward-looking statements contained in this presentation are made only of this date, and China Precision Steel is under no obligation to revise or update these forward-looking statements.***

Equity Snapshot

Listed on the NASDAQ

Symbol:	CPSL
Price (12/29/06):	$10.75
Market Cap:	$290.05 M
Shares Outstanding:	26.98 M
Revenues (FY 06*):	$34.9 M
Net Income (FY 06*):	$7.5 M
Fiscal Year:	June 30
Auditors:	Murrell, Hall, McIntosh & Co. PLLP
Legal:	Kirkpatrick & Lockhart Preston Gates Ellis LLP

*June Fiscal Year

Corporate Overview

China Precision Steel is a niche precision steel processing company that processes highly specialized precision ultra-thin (3.0 mm to 0.03 mm) cold-rolled steel products

- **Exclusive rights to commercialization of technology**
- **Headquarters: Shanghai, PRC**
- **10,000 square meters production facilities in Shanghai**
- **280 employees**
- **1/2 tax rate through 2009**



Key Accomplishments



Dec 29, 2006: **Began trading on NASDAQ under ticker CPSL**

Oct 2006: **Commenced production from 1400 mm cold-rolling mill of the new facility**

Sept 2006: **Submitted listing application to NASDAQ for listing of the surviving entity under the name China Precision Steel, Inc.**

Aug 2006: **Proxy statement submitted to the SEC by NASDAQ listed OraLabs Holding Corp. (NASDAQCM: OLAB) for a reverse takeover with the Company**

Sept 2005: **Laid foundation for phase II new facility consisting two cold-rolling mills of width 1400 mm and 1700 mm**

June 2004: **Became a wholly-foreign owned enterprise ("WFOE")**

Feb 2003: **Commenced production of cold-rolled steel products**

July 2002: **Shanghai Chengtong Precision Strip Co., Ltd established in Shanghai as a sino-foreign JV**

Investment Highlights



- Rapidly growing niche segment
- Developing leading brand in China
- Expanding manufacturing capacity
- Experienced management team
- Expanding to international markets
- Proprietary technology

Business Strategy

- **Take commodity steel and** *create premium specialty steel*
- **Focus on** *niche markets* **with** *sustainable margins*
- **High value products allows raw material** *price fluctuations* **to be** *passed on to customers*
- **Higher average selling price on new capacity yields** *higher profit margin*
- **Building highly competitive** *national leading brand*
- **Leverage** *China's lower operating cost base* **at international standards**



Growth Drivers

- China's booming economy and growing exports supports increasing nationwide demand for:
  - Automobile parts
  - Saw blades
  - Textile needles
  - Microelectronics
  - Packaging and containers
  - Food packaging materials



- Domestic market for cold-rolled steel sheets is estimated at 20 million tons
- Ultra-thin products = approximately 2.0 million tons
- Chinese production = less than 15% of domestic demand
- Imports = 85% - 90% of total demand

Strong Market Position

- Relatively new niche to China
  - China's high precision steel industry lags behind the international standards
  - Limited domestic competition

- ONLY Chinese manufacturer producing cold-rolled steel with
  - Width greater than 1000 mm - up to 1700 mm
  - More than 2.5 mm in thickness - up to 7.5 mm

- Prices are generally 10% less than international competitors with faster delivery time and equal quality



Specialty Steel Products

- Ultra-thin cold-rolled precision steel strips ranging from 0.03 mm to 3.0 mm
- 40 different types of precision steel products
  - Over one hundred specifications

Product Category	Gross Margins	Applications
Low carbon cold-rolled steel Thickness: 0.05 - 0.2 mm	10%	Food packaging, dry batteries, electronic devices, kitchen tools
High carbon cold-rolled steel Thickness: 0.5 - 2.5 mm	20% - 30%	Automobile components, saw blades, weaving needles, springs





Rapid Capacity Expansion





Install two cold-roll mills

1,400 mm width
150,000 tons capacity

→ **Production commenced in October 2006**

1,700 mm width
150,000 tons capacity

→ **Scheduled to begin production in June 2007**

Enhanced Competitive Position

Increased Production Capacity

- **Annual production capacity will increase by 300,000 tons bringing total capacity to 400,000 tons**

Expanded product range

- **1,400 mm cold-rolling mill enables expansion of products, e.g. automobile seatbelt springs**
- **Focus production on high strength steel and ultra-thin steel optimizes manufacturing efficiency**

Added competitive edge

- **Capability to process cold-rolled steel in thicknesses up to 7.5 mm**
- **ONLY manufacturer in the PRC capable of delivering cold-rolled steel coils of more than 2.5 mm in thickness and up to 1,700 mm width**

Research and Development

- Development and advancement of precision steel production processing techniques

- Developed production of special ultra-thin but sturdy cold-rolled precision steel products
  - Ratio of width to thickness of 10,000 times

- Specific projects include
  - Coiled springs for automotive seat belts
  - Steel for igniters in automotive air bag inflation devices

- Engineers constantly interact with customers



International Quality Control

- Accreditation of the International Organization for Standardization ("ISO") Technical Standards ("TS") 16949 in 2004
- ISO Technical Specifications compatible with global automotive industry quality systems standards
  - American (QS-9000)
  - German (VDA6.1)
  - French (EAQF)
  - Italian (AVSQ)



ISO/TS16949
American (QS-9000)
German (VDA6.1)
French (EAQF)
Italian (AVSQ)

Management Team

Wo Hing Li, Chairman and President

- Chairman and Executive Director since July 2002
- Non-Executive Director of China Petrotech Holdings Limited
- Master Degree in Business Administration, Murdoch University of Australia
- PhD in Management, the University of International Business & Economics of China and the European University of Ireland

---

Hai Sheng Chen, Vice President and General Manager, Senior Engineer

- Co-founder of China Precision Steel
- Executive MBA Degree, China Europe International Business School
- Bachelors Degree in Metallic Pressure Processing, Beijing University of Science and Technologies

---

Leada Tak Tai Li, Chief Financial Officer, Secretary and Treasurer

- Bachelor of Commerce Degree with a dual major in Accounting and Finance, University of Melbourne in Australia
- Master of Science Degree in Accounting and Finance, Napier University, United Kingdom

---

Gou Di Lu, Deputy General Manager

- Bachelor Degree in Business Administration, Shanghai No. 2 University of Industry
- Bachelor Degree in metallic pressure processing, Shanghai Metallurgical College

Consolidated Statements of Operations

	2004	2005	2006
Revenue	17,417,005	53,144,601	34,881,141
Cost of goods sold	16,409,829	45,562,070	24,892,154
Gross profit	1,007,176	7,582,531	9,988,987
Total operating expenses	571,775	772,890	667,989
Income from operations	435,401	6,809,641	9,320,998
Total other expenses	236,625	443,200	271,693
Net income before income tax	198,776	6,366,441	9,049,305
Provision for income tax	-	-	(1,535,204)
Net income	198,776	6,366,441	7,514,101
Foreign currency translation adjustment	-	-	745,583
Comprehensive income	198,776	6,366,441	8,259,684

Increasing Net Margin & Profit



$60
$40
$20
$0
30%
25%
20%
15%
10%
5%
0%
$17.42
1.1%
$0.20
$53.15
12.0%
$6.37
21.5%
$34.88
$7.51
26.75%
$10.50
$2.81
2004
2005
2006
1Q07
$ million
Revenues
Net Income
Net Margin

Financial Forecast

(Numbers are in USD thousands)

	2006 A	2007 E	2008 E
Revenue	$34,881	$50,543	$62,195
Cost of goods sold	24,892	34,912	42,226
Gross profit	9,989	15,631	19,969
Other expenses	194	2,491	2,960
Net income before income tax	9,795	13,140	17,009
Provision for income tax	-1,535	-2,183	-2,950
Net income	7,514*	10,951	14,059


$34.88
$7.51
$49.88
10.76
$62.20
$14.06
2006 A
2007 E
2008 E
Revenue
Net income

* Excludes +745K in foreign currency translation

Transaction Summary

- Raising US $20,000,000 through issuance of a common stock PIPE transaction

Use of Proceeds:

- $11,000,000 to finish construction of new production facilities
- $5,000,000 for working capital focused at ramping production in the new plant
- Balance of proceeds used to fund corporate overhead including:
  - Reduction of debt
  - Sarbanes-Oxley related expenses
  - Auditing and Legal Fees related to the reverse merger transaction
  - Investor Relations programs

Share Cap Table

Share Cap Table	Shares	@close %
Common Stock PIPE Issuance	6,666,667	23%
Management	23,713,333	67%
Belmont Capital	2,160,000	6%
American Union Securities	125,000	-
Existing Public Shareholders	1,620,000	4%
	34,285,000	100%
Pro-forma Mkt. Cap. at $3.00	$102,855,000	
Pro-forma P/E based on calendar 2007 estimates	8.7x	

Investment Highlights

- Experienced management team
- Strong competitive position to dominate ultra-thin high carbon steel industry in China
- Focus on high-value, high-margin products
- Market growth from increasing production of exports and domestic products
- Strong competitive advantages in domestic and international marketplace
- Expanding production capacity

